UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2007
UTIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-50589 (Commission File Number)	75-2340624 (IRS Employer Identification No.)

7 New England Executive Park, Suite 610, Burlington, MA (Address of Principal Executive Offices)	01803 (Zip Code)
Registrant’s telephone number, including area code: (781) 229-2589
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On October 31, 2007, UTIX Group, Inc. (the “Company”) issued a press release announcing that Robert J. Corliss had been appointed the Company’s acting President and Chief Executive Officer, effective immediately. This Amendment No. 1 supplements the Current Report on Form 8-K filed by the Company on October 31, 2007 (the “Original 8-K”) to include the terms of a Consulting Agreement entered into by the Company and Mr. Corliss subsequent to the Original 8-K and relating to the terms of Mr. Corliss’s services to the Company.
Item 1.01.   Entry into a Material Definitive Agreement.
     The response to this item is set forth in Item 5.02 below and is expressly incorporated herein by reference.
Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 14, 2007, the Company and Mr. Corliss entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Mr. Corliss agreed to provide the Company with consulting, advisory and related services, including acting as the Company’s interim President and Chief Executive Officer (the “Services”). Mr. Corliss will provide the Services for 90 days from the date of the Consulting Agreement, unless sooner terminated by either party. Mr. Corliss will receive $100,000, payable in four equal installments, as compensation for the Services and will be reimbursed for all reasonable and necessary expenses incurred by him related to his performance of the Services.
     During the term of the Consulting Agreement, Mr. Corliss may be terminated at will by the Company. However, if Mr. Corliss is terminated at any time without cause, he will be entitled to payment in full for all outstanding and future payments due to him under the Consulting Agreement as well as reimbursement for any expenses incurred by him prior to his termination. Mr. Corliss may terminate the Consulting Agreement upon 10 days prior written notice and, upon such termination, shall be entitled to payment in full for Services provided prior to the date of such termination.
     The Consulting Agreement also contains a customary assignment of inventions provision providing that all inventions conceived by Mr. Corliss during the term of the Consulting Agreement will be the sole property of the Company. Additionally, the Consulting Agreement prevents Mr. Corliss from disclosing or using for his benefit any of the Company’s proprietary information or inventions. Each party also agreed to indemnify and hold the other party harmless for any damages resulting from information provided by such party or resulting from such party’s breach of the Consulting Agreement.
     The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the Consulting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTIX Group, Inc.
By:	/s/ Mark Pover
Mark Pover
Chief Financial Officer and Principal Accounting Officer

DATE: November 20, 2007

Exhibit Index
99.1	Consulting Agreement between UTIX Group, Inc. and Robert J. Corliss, dated November 14, 2007.